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                                                                    EXHIBIT 99.1

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, effective as of December 10. 2005, is made by and between Salton, Inc., a Delaware corporation (hereinafter the "Company"), and William Lutz (the "Executive"), a resident of the State of Missouri; and

     WHEREAS, the Company desires to obtain the services of the Executive and Executive is willing to render such services, in accordance with the terms herein set forth; and

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, the Company and the Executive agree as follows:

                                   Article I.

                                   DEFINITIONS

     1.1 "Accrued Annual Base Salary" means that portion of the Executive's Annual Base Salary which is accrued but unpaid as of the Date of Termination.

     1.2 "Affiliate" means any corporation or other entity which directly or through intervening entities owns more than thirty five percent (35%) of the combined power or value of all shares of stock of a corporation or more than thirty five percent (35%) of the capital and profits interest of an unincorporated entity, and any corporation or other entity so owned by an Affiliate.

     1.3 "Annual Base Salary" means that term as defined in Section 4.1.

     1.4 "Beneficiary" means that term as defined in Section 9.4.

     1.5 "Board" means that term as defined in Section 2.1.

     1.6 "Cause" means (a) the Executive's committing any felony or other crime involving dishonesty (b) willful or intentional material breach of this Agreement including but not limited to intentionally or willfully wrongful conduct in performing or refusing to perform the duties under this Agreement; provided that Cause as defined in Clause (b) shall not constitute Cause unless Executive is provided with written notice ("Notice to Cure") of such cause and fails to cure it within a reasonable period (not less than 15 nor more than 30 days) after receipt of the Notice to Cure, except that Executive will not be entitled to a Notice to Cure and opportunity to cure if the Executive knew that the wrongful conduct would result in material harm to the Company; and provided further that the Company shall not be required to provide the Notice to Cure in cases of repeated acts or omissions (provided that notice with respect to such act shall have been given at least once); and provided further that Cause as defined in clause (b) shall not mean:

          (i) bad judgment;

          (ii) negligence;

          (iii) any act or omission believed by the Executive in good faith to have been in or not opposed to the interest of the Company (without intent of the Executive to gain therefrom, directly or indirectly, a profit to which the Executive was not legally entitled); or

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          (iv) any act or omission with respect to which notice of termination of employment of the Executive is given more than twelve (12) months after the earliest date on which any member of the Board who is not a party to the act or omission, knew of such act or omission.

     1.7 "Change of Control" shall be deemed to have occurred upon any of the following events:

          (a) any person (as such term is used in Rule 13d-5 of the Securities Exchange Act of 1934 (the "1934 Act") or group (as such term is defined in Section 13(d) of the 1934 Act), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company becomes the beneficial owner of thirty-five percent (35%) or more of the Common Stock of the Company or of securities of the Company that are entitled to vote generally in the election of directors of the Company ("Voting Securities") representing thirty-five percent (35%) or more of the combined voting power of all Voting Securities of the Company;

          (b) within a period of 24 months or less, the individuals who, as of any date on or after December 1, 2005, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least seventy five percent (75%) of the Board unless at the end of such period, seventy five percent (75%) of individuals then constituting the Board are persons who are Incumbent Directors or were nominated upon the recommendation of seventy five percent (75%) of the Incumbent Directors.

          (c) approval by the stockholders of the Company of either of the following:

               (i) a merger, reorganization or consolidation ("Merger") with respect to which the individuals and entities who were the respective beneficial owners of Common Stock and Voting Securities of the Company immediately before such Merger do not, after such Merger, beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the common stock and the combined voting power of the Voting Securities of the corporation resulting from such Merger in substantially the same proportion as their ownership immediately before such Merger, or

               (ii) the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, there shall not be a Change in Control if, in advance of such event, Executive agrees in writing that such event shall not constitute a Change in Control.

     1.8 "Common Stock" means common stock of the Company.

     1.9 "Commencement Date" means that term as defined in Section 3.1.

     1.10 "Company" has the meaning specified in the recitals to this Agreement.

     1.11 "Compensation Committee" means the Company's compensation committee as formed, elected and reelected by the Board.

     1.12 "Contract Term" has the meaning specified in Section 3.1 of this Agreement.


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     1.13 "Date of Termination" means the date as of which the Executive's employment with the Company is terminated by the Company or by the Executive for any reason including, but not limited to, death or Disability.

     1.14 "Disability" means a mental or physical condition which, in the opinion of the Board, renders Executive unable or incompetent to carry out the job responsibilities which such Executive held or the duties to which Executive was assigned at the time the disability was incurred, which has existed for at least three (3) months and which in the opinion of a physician mutually agreed upon by the Company and Executive (provided that neither party shall unreasonably withhold his agreement to the appointment of such physician) is expected to be permanent or to last for an indefinite duration or a duration in excess of six (6) months.

     1.15 "Executive" has the meaning specified in the recitals to this Agreement.

     1.16 "Fiscal Year" means the 52-53 week period ending on the Saturday closest to June 30.

     1.17 "Good Reason" means the occurrence of any one of the following events unless Executive specifically agrees in writing that such event shall not be Good Reason:

          (a) any material breach of the Agreement by the Company including, but not limited to:

               (i) the failure of the Company to comply with the provisions of Articles IV, V or VI of the Agreement;

               (ii) causing or requiring Executive to report to anyone other than the Chief Executive Officer, the President and/or the Chief Operating Officer and/or the Board of Directors.

               (iii) assignment of duties materially inconsistent with his position and duties described in this Agreement.

          (b) the failure of the Company to assign this Agreement to a successor to the Company or failure of a successor to the Company to explicitly assume and agree to be bound by the Agreement,

          (c) the Company's requiring the Executive to be based at any office or location more than 50 miles from the Company's offices as of the date of execution of this Agreement in Columbia, Missouri or in Lake Forest, Illinois

          (d) a Termination of Employment by Executive for any reason during the period beginning on the date of a Change of Control and ending on the one-year anniversary of the Change of Control; provided, however, that this Subsection 1.25(d) shall not be treated as Good Reason for purposes of
     Section 8.1 hereof.

Notwithstanding the foregoing, no act or omission by the Company shall constitute Good Reason as defined above in subparagraph, 1.25 (a) or (b) hereof unless the Executive gives the Company thirty (30) days prior written notice of the act or omission which constitutes Good Reason and the Company fails to cure such act or omission within the thirty (30) day period (provided that Executive shall not be


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required to provide the foregoing notice in cases of repeated acts or omissions
(provided that notice with respect to such act shall have been given at least once) or intentional acts or omissions by the Company); and such notice of Termination of Employment for Good Reason is given within twelve (12) months after Executive had actual knowledge of such act or omission.

     1.18 "Incumbent Directors" means that term as defined in this Section 1..

     1.19 "Merger" means that term as defined in this Section 1..

     1.20 "1934 Act" means that term as defined in this Section 1.

     1.21 Permitted Transferee" means the spouse of the Executive, a lineal descendent of the Executive or a spouse of a lineal descendent of the Executive or a trust, limited partnership or other entity principally benefiting all or a portion of such individuals.

     1.22 "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     1.23 "Subsidiary" means, with respect to any Person, (a) any corporation or other entity of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

     1.24 "Termination of Employment" occurs the first day on which an individual is for any reason no longer employed by the Company.

     1.25 "Termination of Employment Without Cause" means a termination of the Executive's employment by the Company for any reason other than Cause.

                                   Article II.

                                     DUTIES

     2.1 Duties. The Executive shall be the Chief Financial Officer of the Company. Executive shall direct and supervise all accounting and financial operations of the Company. Executive shall report to the President and Chief Operating Officer of the Company and to the Chief Executive Officer of the Company. During the Contract Term, and excluding any periods of vacation, sick leave or disability to which the Executive is entitled, the Executive agrees to devote the Executive's full attention and time to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently the duties and responsibilities of the Executive's positions as described herein.


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     2.2 Other Activities. During the Contract Term, it shall not be a violation of this Agreement for the Executive to (a) serve on civic or charitable boards or committees or (c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's duties in accordance with this Agreement.

                                  Article III.

                                TERM OF AGREEMENT

     Section 3.01 Term.

          (a) Initial Term. The term (the "Contract Term") shall mean the initial term of this Agreement plus any extensions thereto. Subject to the extension and termination provisions hereinafter provided, the initial term of this Agreement shall begin on December 10, 2005 (the "Commencement Date") and end on December 31, 2006, or such later date to which the Contract Term is extended under the following sentence. Commencing on December 10, 2005, the Contract Term shall automatically be extended each day by one day to create a new one-year term, until, at any time after July 1, 2006, the Company delivers written notice (an "Expiration Notice") to Executive or Executive delivers an Expiration Notice to the Company, in either case that the Agreement shall expire on a date specified in the Expiration Notice (the "Expiration Date") that is not less than twelve (12) months after the date the Expiration Notice is delivered to the Company or Executive, as applicable, subject to subsections (a) and (b) below. Except as provided in Article VII, the employment of Executive by the Company shall not be terminated prior to the end of the Contract Term.

          (b) Expiration Notice After a Change in Control. If an Expiration Notice is given by the Company after a Change in Control, the Agreement shall expire on the Expiration Date specified in the Expiration Notice, which shall in no event be earlier than one (1) year after the Change in Control.

                                   Article IV.

                                  COMPENSATION

     4.1 Salary. Commencing with the Commencement Date hereof, the Company shall pay to the Executive in accordance with the normal payroll practices of the Company an annual salary at a rate of $225,000 per year (the "Annual Base Salary").

     4.2 Bonus. The Company may, but shall not be obligated to pay, to the Executive, during the Contract Term an annual cash bonus in accordance with the terms hereof for the Contract Term

                                   Article V.

                                 OTHER BENEFITS

     5.1 Incentive, Savings and Retirement Plans. In addition to Annual Salary, the Executive shall be entitled to participate during the Contract Term in all, savings and retirement plans, practices, policies and programs applicable to other peer executives of the Company (subject to the eligibility requirements of such plans), and other perquisites which are available to other executives of the


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Company or which hereafter are made available to other executive employees of the Company by the Board.

     5.2 Welfare Benefits. During the Contract Term, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, and without limitation, medical, prescription, dental, disability, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) applicable to other executive employees of the Company.

     5.3 Fringe Benefits. During the Contract Term, the Executive shall be entitled to fringe benefits applicable to other peer executives of the Company.

     5.4 Vacation. During the Contract Term, the Executive shall be entitled to paid vacation time in accordance with the plans, practices, policies, and programs applicable to other peer executives of the Company, but in no event shall such vacation time be less than three (3) weeks per calendar year. Any vacation not taken within three (3) months after the end of the calendar year shall be canceled and shall not accumulate to subsequent years unless the Compensation Committee for good business reasons determines otherwise.

     5.5 Expenses. During the Contract Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment-related expenses incurred by the Executive upon the Company's receipt of accounting in accordance with practices, policies and procedures applicable to other executive employees of the Company.

     5.6 Office and Support Staff. During the Contract Term, the Executive shall be entitled to an office and with furnishings and other appointments reasonably satisfactory to him, and to a personal secretary/ assistant.

                                   Article VI.

                              TERMINATION BENEFITS

     6.1 Termination of Employment by Company for Cause or by Employee Other Than for Good Reason. If, before the end of the Contract Term, the Company terminates the Executive's employment for Cause or the Executive terminates employment other than for Good Reason, or his employment is terminated by reason of death or Disability, the Company shall pay immediately after the Date of Termination to the Executive an amount equal to the Executive's Accrued Annual Salary. The Company may not terminate the Executive's employment for Cause unless:

          (a) no fewer than sixty (60) days prior to the Date of Termination, the Company provides the Executive with written notice of its intent to consider termination of the Executive's employment for Cause, including a detailed description of the specific reasons which form the basis for such consideration (the "Notice of Consideration");

          (b) if, after providing Notice of Consideration, the Board by three-quarters (3/4) majority (excepting any member of the Board alleged to be involved in the events leading the Board to terminate the Executive for Cause) so determines, the Board may suspend Executive with pay until a final determination pursuant to this Section 6.1 has been made;


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          (c) for a period ending thirty (30) days after the date Notice of
     Consideration is provided, the Executive shall have an opportunity to appear before the Board, with or without legal representation, at the Executive's election, to present arguments on his own behalf;

          (d) following the presentation to the Board as provided in (c) above, the Executive shall be terminated for Cause only if (i) the members of the Board by three-quarters (3/4) majority (excepting any member of the Board alleged to be involved in the events leading the Board to terminate the Executive for Cause) determines that the actions of the Executive constituted Cause and that the Executive's employment should accordingly be terminated for Cause; and (ii) the Board provides the Executive with a written determination setting forth in full specificity the basis of such termination of employment which shall be consistent with the reasons set forth in the Notice of Consideration; and

          (e) the Company shall provide the Executive with not less than thirty
     (30) days advance written notice of termination, including a statement of the Date of Termination and the specific detailed basis for such termination which shall be consistent with the reasons set forth in the Notice of Consideration.

     If Executive is terminated by the Company without full compliance with the substantive and procedural requirements of this Section 6.1 prior to the termination, the termination shall be deemed a Termination Without Cause for all purposes of the Agreement.

     6.2 Termination of Employment for Death or Disability. If, before the end of the Contract Term, the Executive's employment terminates due to death or Disability, the Company shall pay to the Executive, the beneficiaries designated in writing by the Executive, or the Executive's estate, as the case may be, in installments as such installments would be normally due, the remainder of the Executive's Annual Base Salary for the remainder of the Contract Year, and any accrued and unpaid bonus, if any, when due which may hereafter be awarded to the Executive and which remains unpaid as of the Date of Termination

     6.3 Termination of Employment By The Company Without Cause Or By the Executive for Good Reason. If there is a Termination of Employment Without Cause or a Termination of Employment by the Executive for Good Reason, the Executive shall receive the following: (a) immediately after the Date of Termination in a lump-sum in immediately available funds, an amount equal to the sum of (i) accrued and unpaid salary owing to the Executive up to the date of Termination and (ii) any then accrued bonus, if any, which may have theretofore awarded to the Executive; and (b) following the Date of Termination, the Company shall pay as such payment would have normally fallen due if the Executive had continued to work for the remainder of the Contract Year, the remaining unpaid installments of the Executive's Annual Base Salary; and (c) within sixty (60) days after the Date of Termination in a lump-sum in immediately available funds, the total amount (if any) of the Executive's unvested benefits (if any) under any Company sponsored plan or program which is forfeited on account of the Executive's employment being terminated; and (d) the benefits (or if not available the economic equivalent of the benefits) described in Sections 5.1, 5.2 and 5.3 to which Executive is entitled as of the Date of Termination shall be continued for the period described in clause (b)(i) above.

     6.4 Termination Benefits upon a Change of Control. If within the Contract
Term: (i) there occurs a Change of Control and (ii) the Company terminates the employment of the Executive or the


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Executive terminates his Employment for Good Reason, then Executive shall receive the payments required by Section 6.3.

                                  Article VII.

                              RESTRICTIVE COVENANTS

     7.1 Non-Solicitation of Employees; Confidentiality; Non-Competition. The Executive covenants and agrees that at no time during the Executive's employment by the Company nor during the one-year period immediately following Termination of Employment for Cause, or Termination of Employment by Executive for other than Good Reason will the Executive (i) directly or indirectly employ or seek to employ any person or entity employed at that time by the Company or otherwise encourage or entice any such person or entity to leave such employment; (ii) become employed by, enter into a consulting arrangement with or otherwise agree to perform personal services for a Competitor (as defined below); (iii) acquire an ownership interest in a Competitor, or (iv) solicit any customers or vendors of the Company on behalf of or for the benefit of a Competitor. Executive further covenants and agrees that at no time during the Executive's employment by the Company nor at any time following Termination of Employment with the Company will the Executive communicate, furnish, divulge or disclose in any manner to any person or entity confidential business information or trade secrets of the Company, without the prior express written consent of the Company. For purposes of this Section 8.1, "Competitor" means any entity which engages in the design or distribution to department stores or catalogue vendors of household products which directly compete with those sold by the Company.

     7.2 Injunction. The Executive acknowledges that the Company relies on the provisions of this Article VII and that monetary damages will not be an adequate remedy to a breach of this Article, and that it would be impossible for the Company to measure damages in the event of such a breach. Therefore, the Executive agrees that, in addition to other rights that the Company may have, the Company is entitled to an injunction preventing the Executive from doing any act that would be in breach of this Article VII.

                                  Article VIII

                                  MISCELLANEOUS

     8.1 Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others provided, however, that if the Company causes the Executive to have a Termination of Employment for Cause pursuant to this Agreement on account of theft or embezzlement, the Company may offset against the amounts due under this Agreement the amounts taken from the Company by the Executive through theft or embezzlement. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced, except as otherwise specifically provided herein, by any compensation earned by the Executive as result of employment by another employer.


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     8.2 Enforcement.

          (a) If the Executive incurs legal or other fees and expenses in an effort to establish entitlement to fees and benefits rightfully owing under this Agreement, the Company shall reimburse the Executive for such fees and expenses regardless of the outcome of such effort ..

          (b) If Executive does not prevail (after exhaustion of all available judicial remedies), and a court of competent jurisdiction determines that the Executive had no reasonable basis for bringing an action hereunder or there was an absence of good faith for bringing an action hereunder, no further reimbursement for legal fees and expenses shall be due to the Executive and Executive shall refund any amounts previously reimbursed hereunder with respect to such action.

          (c) If the Company fails to pay any amount provided under this Agreement when due, the Company shall pay interest on such amount at a rate equal to (i) the rate of interest on the Company's revolving credit charged by the Company's principal lender plus three percent (3%), or (ii) in the absence of such revolving credit, 300 basis points over the prime commercial lending rate announced by Bank of America N.A. on the date such amount is due or, if no such rate shall be announced on such date, the immediately prior date on which the Bank of America announced such a rate.

     8.3 Assignment, Successors. The Company may freely assign its respective rights and obligations under this Agreement to a successor of the Company's business, without the prior written consent of the Executive. This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's estate and the Company and any assignee of or successor to the Company.

     8.4 Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

     8.5 Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

     8.6 Amendment and Waiver. This Agreement shall not be altered, amended, extended or modified except by written instrument executed by the Company and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

     8.7 Notices. All notices and other communications hereunder shall be in writing and shall be only effective when actually delivered on a business day during business hours only by one of the


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following methods: (i) by hand (ii) by first class registered or certified mail, return receipt requested, postage prepaid, or by a national overnight commercial messenger service such as, but not limited to FedEx, UPS or DHL, addressed as follows:

     If to the Company:   Salton, Inc.
                          1955 W. Field Court
                          Lake Forest, I 60045
                          Attention: President

     If to the Executive: William Lutz
                          5705 Bridlewood Court
                          Columbia, MO 65203

Either party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

     8.8 Counterpart Originals. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     8.9 Entire Agreement. This Agreement forms the entire agreement between the parties hereto with respect to any severance payment and with respect to the subject matter contained in the Agreement.

     8.10 Effect on Other Agreements. This Agreement shall supersede all prior agreements, promises and representations regarding severance or other payments contingent upon termination of employment, whether in writing or otherwise.

     8.11 Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois, without regard to its choice of law principles.

     8.12 Survival of Executive's Rights. All of the Executive's rights hereunder, including but not limited to his rights to compensation and benefits, and his obligations under this Section 8.1 hereof, shall survive the termination of the Executive's employment and/or the termination of this Agreement.


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        SALTON, INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


                                        ----------------------------------------
                                        WILLIAM LUTZ


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